Exhibit 99.2

Agilysys, Inc. 28925 Fountain Parkway Solon, OH 44139 www.agilysys.com

May 31, 2011

Dear Colleagues:

I want to share some important news with you.

As you’ll see in the attached news release issued today, we have entered into a definitive agreement to sell our TSG business to OnX Enterprise Solutions (www.onx.com). We are pleased to have a strong buyer in OnX for TSG. With more than 25 years in the business, OnX Enterprise Solutions is a leading IT solutions provider focused on designing and delivering mission-critical data center solutions. OnX clearly recognizes the intrinsic value of TSG. The combination provides a great opportunity for TSG to accelerate its transformation into a multi-vendor, customer-focused solutions provider as part of a larger organization when combined with OnX.

This transaction, which is expected to close during our fiscal second quarter ending September 30, 2011, will allow Agilysys to focus its energy and resources entirely on the Company’s growth prospects as a leading provider of proprietary software, services and solutions to the high-margin hospitality and retail industries.

Agilysys will continue to specialize in market-leading point-of-sale, property management, inventory and procurement, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the consumer’s experience. The Company plans to take full advantage of its current financial and market strength and new technology solutions to accelerate growth in the hospitality and retail solutions businesses.

In addition, as announced in the release, I have decided to step down as president and CEO of Agilysys. I will remain as special advisor to our Board chairman, Keith Kolerus, until our annual meeting of shareholders on July 28. Jim Dennedy, a current member of our Board of Directors, will become interim president and CEO. Jim has served on our audit committee and the special committee that oversaw the sale of TSG. He has specific familiarity with the needs of Agilysys to lead our ongoing efforts to optimize efficiencies and growth in the hospitality and retail markets.

The future for TSG and Agilysys is both promising and exciting. Jim and the management team will communicate with you in as timely a manner as possible regarding further developments in the organizational transition as the Company makes further progress with its more tightly focused growth strategy. As always, I thank you for your hard work and dedication in helping create value for our shareholders, customers and suppliers.

Jim and I will be hosting a conference call for investors, analysts and employees today at 11:30 a.m. Eastern Time. I invite you to listen in on this call, which can be accessed by dialing 1-866-843-0890, passcode 4725446#.

Best regards,

Martin Ellis

Agilysys, Inc. 28925 Fountain Parkway Solon, OH 44139 www.agilysys.com

May 31, 2011

Dear TSG Colleagues:

We are writing to provide you with some additional information about this morning’s announcement regarding Agilysys’ agreement to sell TSG to OnX Enterprise Solutions (www.onx.com).

First and foremost, we assure you that the decision to enter into this transaction was not made lightly by the Board. Thanks to your hard work, TSG has been transformed into an integrated solution provider with a strong customer-centric business model since Agilysys acquired the companies that make up the business today. After a comprehensive strategic review of the entire business, the Board determined that the sale of TSG at this time is the best way to create additional value and meet our fiduciary duty to all Agilysys shareholders. We are pleased to have a strong buyer in OnX for TSG. OnX is a leading IT solutions provider based in Toronto, Canada, with offices in the United States and Europe. OnX, founded in 1983, has been recognized as one of Canada’s 50 Best Managed Companies as well as one of the Top 75 Best Workplaces. OnX is focused on designing and delivering mission-critical data center solutions with time-tested technical and business acumen and a unique vendor-neutral approach that ensures unbiased solution design.

In making this acquisition, OnX clearly recognizes the intrinsic value of TSG, and we expect this transaction to further enhance TSG’s ability to thrive financially and operationally in a rapidly changing marketplace. We are confident that the two businesses are highly complementary, with a similar business strategy, shared values and a culture focused on exceptional customer value.

Because this transaction is subject to shareholder approval, we will continue to manage and operate the TSG business as part of Agilysys until the transaction is completed, which we expect will happen in our second quarter which ends September 30, 2011. In the meantime, we encourage all of you to stay focused on the task at hand – providing great solutions to our customers.

Over the coming weeks, we will be providing you with additional information regarding this proposed ownership transition as it becomes available, and you will be meeting with your supervisors to discuss the transition in more detail. There will be a TSG conference call today at 1pm EST to introduce OnX, which can be accessed by dialing 1-866-843-0890, passcode 1257323#.

On behalf of the Board and the management team, we sincerely thank you for your unwavering dedication to growing the business and for helping to make this transition a seamless one for TSG and its customers.

Best regards,

Martin Ellis	Tony Mellina

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Agilysys Inc., 28925 Fountain Parkway, Solon, Ohio, 44139, Attention: Treasurer.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on June 25, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Forward-Looking Language

This document contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this document and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences related to the concentrated ownership of our outstanding shares by MAK Capital, unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences, and uncertainties associated with the proposed sale of the Company’s TSG business to OnX Enterprise Solutions, including uncertainties related to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.